EXHIBIT 28.2






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997






                                                              SEP 30     DEC 31
                                                               1998       1997
                                                             ---------  --------
                                                                ($000 Omitted)


      Investments, at market, partially restricted:
          Short-term investments                               49,022     35,761
          U. S. Treasury and agency obligations                26,691     24,867
          Municipal bonds                                     120,358    110,627
          Mortgage-backed securities                           22,014     27,085
          Corporate bonds                                      51,185     42,718
          Equity securities                                     4,923      4,209
                                                            ---------   --------

            TOTAL  INVESTMENTS                                274,193    245,267
                                                            =========   ========






NOTE: The total appears as the sum of three amounts on the balance sheet presented on page 2: (1) `short-term investments', (2)`investments - statutory reserve funds' and (3) `investments - other'.